EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2007, accompanying the financial statements and supplemental information of ITW Savings and Investment Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Illinois Tool Works Inc. on Form S-8 (File Nos. 333-14627, effective May 4, 2007, 333-108088, effective August 19, 2003, 333-105731, effective May 30, 2003, 333-22035, effective February 19, 1997, 333-37068, effective May 15, 2000, and 333-69542, effective August 19, 2003).

Chicago, Illinois

June 20, 2007